UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               January 24, 2007

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 5.02(e)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
                        Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2007 Flushing Financial Corporation (the "Company") and Flushing Savings Bank, FSB (the "Bank"), entered into a Retirement and Consulting Agreement with Robert L. Callicutt. Mr. Callicutt will retire on February 2, 2007 from the positions of Senior Vice President of the Company and Senior Vice President/Residential Mortgage Banking and from any other positions Mr. Callicutt may have held with subsidiaries or benefit plans of the Company or the Bank. The Retirement Agreement provides that Mr. Callicutt will receive a one-time payment of $150,000, in consideration for his agreement to provide consulting services for a period of 12 months following retirement. The Retirement and Consulting Agreement also contains a "Noncompete, Non-solicit and Confidentiality" clause. Attached as exhibit 10.1 is Mr. Callicutt's Retirement and Consulting Agreement.

Item 9.01(d).    Exhibits

10.1. Retirement and Consulting Agreement, dated January 24, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: January 29, 2007	By:	/s/ David W. Fry
David W. Fry
	Title:	Senior Vice President, Treasurer
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.1	Retirement and Consulting Agreement,
dated January 24, 2007